Exhibit 99.g.1.h

THE UBS FUNDS, UBS RELATIONSHIP FUNDS, SMA RELATIONSHIP TRUST,

GLOBAL HIGH INCOME FUND, INC., STRATEGIC GLOBAL INCOME FUND INC.,

FORT DEARBORN INCOME SECURITIES, INC.

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

ADDENDUM

THIS ADDENDUM is made on August 1, 2009

BY AND AMONG:

(1)	THE UBS FUNDS (formerly known as the Brinson Funds), which has its address at One North Wacker Drive, Chicago, Illinois 60606;

(2)	UBS RELATIONSHIP FUNDS (formerly known as The Brinson Relationship Funds), which has its address at One North Wacker Drive, Chicago Illinois 60606;

(3)	SMA RELATIONSHIP TRUST, which has its address at One North Wacker Drive, Chicago Illinois 60606;

(4)	GLOBAL HIGH INCOME FUND, INC. (formerly known as GLOBAL HIGH INCOME DOLLAR FUND, INC.), which has its offices at 51 West 52nd Street, New York, NY 10019

(5)	STRATEGIC GLOBAL INCOME FUND, INC., which has its address at 51 West 52nd Street, New York, NY 10019;

(6)	FORT DEARBORN INCOME SECURITIES, INC., which has its address at One North Wacker Drive, Chicago Illinois 60606;

(each a “Customer” and together the “Customers”);

(7)	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, whose registered office is at 270 Park Avenue, New York, NY 10017-2070, United States of America (“JPMorgan”) and

(8)

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC., (“UBS Global AM”) as administrator to the UBS Funds, SMA Relationship Trust, Global High Income Fund., Inc., Strategic Global Income Fund, Inc. and Fort Dearborn Income Securities, Inc., which has its address at One North Wacker Drive, Chicago Illinois 60606;

BACKGROUND

(A) Each customer and JPMorgan entered into separate agreements (the “Original Agreements”) under which JPMorgan agreed to provide multiple services to each Customer.

(B) Each Customer and JP Morgan wish to add this addendum to each of their Original Agreements to reflect a new fee arrangement agreed to by the parties (Attachment A hereto), with an effective date of August 1, 2009. (“Fee Schedule”)

ATTACHMENT A

THE JP MORGAN CHASE BANK, N.A.

FEE SCHEDULE

FOR

THE UBS FUNDS

UBS RELATIONSHIP FUNDS

SMA RELATIONSHIP TRUST

GLOBAL HIGH INCOME FUND, INC

STRATEGIC GLOBAL INCOME FUND, INC

FORT DEARBORN INCOME SECURITIES, INC

Effective as of August 1, 2009

The fees shown on pages 3-4 of this fee schedule apply to all funds except Cash Management Prime Relationship Fund which will maintain a separate fee schedule (see page 5)

A.	Fund Service Fees (see Appendix I for listing of services provided)

I.	Fund Accounting

Basis point charge calculated as follows:

•	2.95 bps on first $15 billion

•	2.20 bps on next $15 billion

•	1.50 bps on all assets over $30 billion

Fund minimum calculated as follows:

•“Standard” funds at $25,000	Equity and fixed income funds, single class, automated pricing

•“Complex” funds at $35,000	International funds, emerging market funds, multi-manager

•“Super Complex” funds at $50,000	130/30 funds, manual pricing, derivatives

A new fund’s category will be determined at fund launch.

Also, fund accounting complexity models represent a variety of criteria that we look at in determining different breaking points. The above descriptions provide a general provision for the criteria we take into consideration for each model but are not inclusive of all criteria we consider.

*

For the purpose of determining the basis points at which a tier applies in calculating the fee, the month end aggregate Net Asset Values of all UBS funds covered by this fee schedule will be used. The fee calculation for each individual Fund will be based on the monthly average Net Asset Values (NAV) as provided by JPMorgan Fund Accounting and reported to UBS Global AM for each respective UBS fund.

**

Out of pocket expenses are included in the accounting charges for expenses that are considered standard and customary for the existing services this schedule addresses. If the out-of-pocket expenses increase because of, for example, pricing vendor charges associated with the securities that are held, these expenses will be passed along to the UBS funds at cost.

***	Minimum fees on newly launched funds will be waived for a 6 month period.

II.	Fund Administration:

Services include treasury/budgeting, compliance monitoring, tax reporting, and financial reporting.

Annual Flat Fee (*):

•Relationship Funds	$90,000 per fund

•All other Funds	$70,000 per fund

*	Fees will be charged monthly on a pro-rated basis. UBS Global Asset Management (Americas) Inc. is responsible for paying the Annual Flat Fee for all funds, except for the UBS Relationship Funds.

III.	Transfer Agency Fee Schedule (*)

Annual maintenance fee per CUSIP:	$15,000 per year
Regular open shareholder account maintenance:	$25.00 per year
Closed shareholder account maintenance:	$5.00 per year
Manual transactions:	$10.00 per event
* Fees apply to Relationship Funds

B.	Global Custody Fee Schedule (see Appendix IIA for Global Custody Bundled Safekeeping and Settlement Basis Point Fees Applied Per Fund)

•	A minimum safekeeping and settlement fee of $15,000 will be applied per fund per annum.

•	The fee calculation will be based on the monthly average Net Asset Values (NAV) as provided by JPMorgan Fund Accounting and reported to UBS Global AM for each UBS fund.

•

The level of global custody safekeeping and settlement fees on Appendix IIA will be reviewed annually by JPMorgan and UBS Global AM on March 31st of each year to mutually determine if amendments to the agreed fee schedule may be required effective the following August 1st. The review will be based on an analysis of the bundled basis point fees for each fund detailed in Appendix IIA compared with the estimated fees using the fee schedule detailed in Appendix IIB and IIC based on more recent countries of investment and estimated transactions costs.

Safekeeping:  For the custody of all securities at JPMorgan’s agents, including income processing, corporate actions processing, transitions management services, plus general securities account maintenance.

Settlement:  For the settlement of all primary trades and “free” stock transfers. Transaction fees assume that JP Morgan receives valid instructions in an electronic format that facilitates straight through processing (STP). Transaction instructions not received in an agreed electronic method will incur an additional fee per transaction as follows: USD 50 (waived)

Overdraft Rates:

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 200 basis points on daily negative balances.

Class Action Services:

Services include determining account eligibility, filing, processing rejected items, and monitoring and processing recoveries.

Flat fee of $750 per filing paid once claim is filed.

Global Proxy Services per fund per vote executed (see Appendix III for tiered market groupings)

Tier A Markets	$15.00
Tier B Markets	$35.00
Tier C Markets	$60.00

A list of markets by tier is attached in Appendix III.

Notes:

All new business will be separately negotiated. UBS Global AM shall contact its relationship manager if it plans to trade in new countries (i.e. countries that are not on the Fee Schedule). If UBS Global AM’s relationship manager is not notified ahead of time, the relevant Fund will be charged at the JPMorgan generic rate for each respective new country.

The fees shown on pages 5-6 apply to the Cash Management Prime Relationship Fund only

I.	Fund Accounting, U.S. Custody Safekeeping and Settlement & Transfer Agency Bundled Basis Point Fees:

•	A minimum fee of $70,000 will be applied per annum.

•

Basis point charges below are an annual fee and assume the fund holds primarily US dollar denominated assets. Fees will be billed monthly based on the average net assets of the Cash Management Prime Relationship Fund as follows (global custody basis point fees will be negotiated if needed)

Tier	Assets			Basis Point Charge
Tier One:	$0 to		$1,000,000,000	1.400 bps

Tier Two:	$1,000,000,000	to	$2,000,000,000	1.350 bps

Tier Three:	$2,000,000,000	to	$3,000,000,000	1.300 bps

Tier Four:	$3,000,000,000	to	$5,000,000,000	1.250 bps

Tier Five:	Greater than		$5,000,000,000	1.000 bps

Safekeeping:  For the custody of all securities at JPMorgan’s agents, including income processing, corporate actions processing, transitions management services, plus general securities account maintenance.

Settlement:  For the settlement of all primary trades and “free” stock transfers. Transaction fees assume that JP Morgan receives valid instructions in an electronic format that facilitates straight through processing (STP). Transaction instructions not received in an agreed electronic method will incur an additional fee per transaction as follows: USD 50. (waived)

Fund Accounting: See Appendix I for listing of services provided

Transfer Agency: See Appendix I for listing of services provided

Overdraft Rates:

Overdraft charges paid by the Fund will be calculated using the Federal Funds rate plus 200 basis points on daily negative balances.

Class Action Services:

Services include determining account eligibility, filing, processing rejected items, and monitoring and processing recoveries. Flat fee of $750 per filing paid once claim is filed.

Notes:

All new business will be separately negotiated. UBS Global AM shall contact its relationship manager if it plans to trade in new countries (i.e. countries that are not on the Fee Schedule). If UBS Global AM’s relationship manager is not notified ahead of time, the Fund will be charged at the JPMorgan generic rate for each respective new country.

II.	Fund Administration Fees (see Appendix I for listing of services provided)

Services include treasury/budgeting, compliance monitoring, tax reporting, and financial reporting.

Annual Flat Fee (*):

•Cash Management Prime Relationship Fund	$90,000 per annum

*	Fees will be charged monthly on pro-rated basis.

III.	Out of Pocket Charges

•

Out of pocket expenses are included in the accounting charges for expenses that are considered standard and customary for the existing services this schedule addresses. If the out-of-pocket expenses increase because of, for example, pricing vendor charges associated with the securities that are held, these expenses will be passed along to the Funds at cost.

Term of Agreement:

This fee agreement shall be effective for 90 days from issuance and will remain in effect for three (3) years from the time it is executed. No change, modification or revision to this fee agreement shall be effective until agreed to by both parties in writing.

JPMorgan Chase Bank, N.A.

/s/ Steven E. Basil (Signature)

Steven E. Basil (Name)

8/26/2009 (Date)

THE UBS FUNDS

/s/ Joseph J. Allessie (Signature)	/s/ Thomas Disbrow

Joseph J. Allessie (Name)	Thomas Disbrow

8/14/2009 (Date)	8/17/2009

UBS RELATIONSHIP FUNDS

/s/ Joseph J. Allessie (Signature)	/s/ Thomas Disbrow

Joseph J. Allessie (Name)	Thomas Disbrow

8/14/2009 (Date)	8/17/2009

SMA RELATIONSHIP TRUST

/s/ Joseph J. Allessie (Signature)	/s/ Thomas Disbrow

Joseph J. Allessie (Name)	Thomas Disbrow

8/14/2009 (Date)	8/17/2009

GLOBAL HIGH INCOME FUND, INC.

/s/ Keith A. Weller (Signature)	/s/ Thomas Disbrow

Keith A. Weller (Name)	Thomas Disbrow

8/17/2009 (Date)	8/17/2009

STRAGEGIC GLOBAL INCOME FUND, INC.

/s/ Keith A. Weller (Signature)	/s/ Thomas Disbrow

Keith A. Weller (Name)	Thomas Disbrow

8/17/2009 (Date)	8/17/2009

FORT DEARBORN INCOME SECURITIES, INC.

/s/ Joseph J. Allessie (Signature)	/s/ Thomas Disbrow

Joseph J.Allessie (Name)	Thomas Disbrow

8/14/2009 (Date)	8/17/2009

UBS GLOBAL ASSET MANAGEMENT (AMERICAS), INC.

/s/ Mark E. Carver (Signature)	/s/ Thomas Disbrow

Mark E. Carver (Name)	Thomas Disbrow

8/14/2009 (Date)	8/17/2009

Appendix I: Fund Services Detail

A.	Fund Accounting – Core Services Set:

Standard/Automated Inputs

Trade Processing

Capital Stock Processing

Expense Processing

Portfolio Income Recognition

Corporate Actions Processing

Daily Market Value Calculations utilizing automated price vendors

Standard/Automated Reporting & Deadlines

NAV Calculations (single class)

Standard NAV Delivery Timeframe (based on market close)

Rate Calculation for daily distributing funds

NAV/Rate reporting to four parties

Fund Information Reporting to Client & 3rd Party Reporting Agency

Risk Reporting (e.g., Statistics, Past Due Income, etc.)

Daily cash Reconciliation

Weekly Asset Reconciliation

Monthly SEC Yield calculations

Other Core Services

External Audit & Client Due Diligence Coordination

Generally Accepted Accounting Principles and Materially Thresholds to Support a daily valuation environment.

Additional Services currently used by UBS
Additional Classes of shares	$1,000/class/year (waived)
Fair Market Value Calculations	$1,500/fund/year (waived)
Market Value Calculations utilizing Manual Prices (Broker Pricing)	$1.25/quote/day (waived)
3rd Party Custody Funds	$7,500 per fund (waived)
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits / In – kind transactions	$1,000 per event (waived)
Customized Programming	At Cost
SAS 70	At Cost

B.	Fund Administration – Compliance and Treasury

Daily 1940 Act Compliance Monitoring

Daily Prospectus/SAI Compliance Monitoring

Quarterly IRS Diversification, Quarterly Tax Exempt Diversification & Annual 90% Good Income Tests

Provide Form N-1A / N-2 / 24f-2 Filing Data

Budgeting, Expense Accruals, Cash Disbursements and Due Diligence Reporting

Audit Coordination and Support

Reporting

Quarterly Board Reporting

Monthly Management Reporting

Quarterly Surveys

Monthly Survey Reporting (ICI, Lipper)

Weekly Surveys

Monthly Portfolio Turnover & Long-term Cost Rollforward

Periodic Distribution Calculations

Monthly Performance Reporting (Pre-Tax) (NAV & Market – Closed End Funds)

B.	Fund Administration – Compliance and Treasury (continued):

Tax Reporting Annual ICI Primary & Secondary 1099 Misc Preparation Blue Sky Reporting

Additional Services currently used by UBS
17e-1 affiliate testing	Waived
Asset Restriction Report	Waived
Daily 2a-7 Reporting	$500 per fund (waived)
Rule 38a-1 Support Services	$600 per fund
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offering / Stock Splits	$5,000 per event (waived)

C.	(1) Tax Core Services Scope

Tax Core Services

Includes preparation and review of:

Fiscal and excise tax provisions (includes all book/tax adjustments except those noted in the additional services section0)

Federal income, state income and Federal excise tax returns (including filing by extended due dates)

Year end re-characterizations, return of capital, foreign tax credit, annual QDI and tax exempt percentage for completion of Form 1099 DIV

Year end shareholder reporting requirements (state by state, country by country, treasury income & assets, intangible tax)

IRS asset diversification and good income tests

Periodic distributions

60 day notice information

Quarterly tax exempt asset test and annual foreign security asset test

Annual QII

Tax shelter reporting

Tax preparation and review of all items regarding liquidations or mergers

Up to 25 hours of tax consultation and research per year per Fund Complex

Review of complex corporate actions

Preparation and review of one income distribution estimate, including capital gains, during the fund’s fiscal year

Support financial statement process by preparing and reviewing the following:

ROC SOP disclosure

Tax Footnote disclosure

Additional Services currently used by UBS
•Equalization calculations	Waived
•REMIC OID calculations / CDO calculations	$1,500 per fund per year (waived)
•REIT Funds	$1,500 per fund per year (waived)
•Greater than one distribution estimate	$500 per fund per event (waived)
•Pre merger tax analysis	$500 per fund per year (waived)
•Monthly QII	Waived

C.	(2) Tax Core Services Scope – Partnerships

Daily preparation and review of book allocations under aggregation allocation method.

Allocation of all tax M-1 adjustments based on year-end capital balances.

Maintenance of the following partner specific allocations:

Built-in gains/losses for contributions in kind

Side pockets and hot issues

Preparation and review of the following:

Annual partnership tax year-end provisions (includes all book/tax adjustments except those noted in the additional services section)

Federal Form 1065 and up to five state tax returns (including filings by extended due dates)

Schedule K-1 reporting for up to 99 partners

Calculations of foreign partner distributive share amounts and dissemination to withholding agent

Tax year-end majority interest test

Up to 25 hours of tax consultation and research per year per Fund Complex

Non-unitized Capital Balance Reporting per Partner

Performance Fee Maintenance on Non Unitized Basis

Review of complex corporate actions

Tax shelter compliance for limited activity:

Work with client to identify possible tax shelters

Prepare and review Form 8886

Partnership Tax Additional Services currently used by UBS
Assist in Determination of taxability of In Kind Contribution/Redemptions	Waived
REIT Income Tracking	Waived

D.	Financial Reporting Core Service Set

(Includes Preparation, review, and distribution of the following: )

Coordination, preparation and review of financial statements (annual and semi-annual), including:

Statement of Investments, Statement of Assets & Liabilities, Statement of Operations

Statement of Changes in Net Assets, Statement of Cash Flows

Financial Highlights

Notes to Financial Statements

Review of MD&A

Review of line graphs and performance information

Preparation, review and filing of SEC Form N-SAR

Review of SEC Form N-CSR

Additional Services currently used by UBS
N-14 Financial Statements	$2,000 per event (waived)
Preparation and Review of Form NQ	$750 per fund per year (waived)

E.  Transfer Agency Services

Account Set Up and Maintenance

Daily Confirmation Generation – English Only

Shareholder Statement Generation – Quarterly

Dividend Cal & Payment

Financial Control (Cash & Recon)

Compliance Audit Readiness and Coordination

Commissions Calculation & Payment

Price Receipt from Fund Accounting

Wire & Cash Receipt

Savings ~~Plus~~ Plans

Withdrawal Plans

MIS – Client Statistics

Incoming & outgoing transmission (data and transactions)

Transfer Agency – Additional Services
Ad Hoc Reporting	At Cost
Class Conversions/Mergers	At Cost
Customized Reporting	At Cost
Class Conversion Costs	At Cost
Customized Programming	At Cost
Out of Pocket Expenses	At Cost
Incoming & outgoing transmissions (data and transactions)

Appendix IIA: Global Custody Bundled Safekeeping and Settlement Basis Point Fees Applied Per Fund

Mutual Funds	Custody Fees in BPS Without Minimum Fees Applied
UBS Absolute Return Bond Fund	2.2
UBS Dynamic Alpha Fund	1.4
UBS Global Allocation Fund	1.5
UBS Global Bond Fund	3.0
UBS Global Equity Fund	2.2
UBS Global Frontier Fund	0.8
UBS High Yield Fund	0.8
UBS International Equity Fund	5.5
UBS U.S. Bond Fund	0.9
UBS U.S. Equity Alpha Fund	0.8
UBS U.S. Large Cap Equity Fund	0.8

UBS U.S. Large Cap Value Equity Fund	0.8
UBS U.S. Mid Cap Growth Equity Fund	0.8
UBS U.S. Small Cap Growth Fund	0.8
Relationship Funds	Custody Fees in BPS Without Minimum Fees Applied
UBS Corporate Bond Relationship Fund	1.1
UBS Emerging Markets Equity Completion Relationship Fund	17.3
UBS Emerging Markets Equity Relationship Fund	16.6
UBS Global (ex US) All Cap Growth Relationship Fund	4.9
UBS Global Securities Relationship Fund	1.5
UBS High Yield Relationship Fund	0.8
UBS International Equity Relationship Fund	3.9
UBS Large Cap Equity Relationship Fund	0.8
UBS Opportunistic Emerging Markets Debt Relationship Fund	14.6
UBS Small Cap Equity Relationship Fund	0.8
UBS U.S. Bond Relationship Fund	0.8
UBS U.S. Equity Alpha Equity Relationship Fund	0.8
UBS U.S. Large Cap Growth Equity Relationship Fund	0.8
UBS U.S. Securitized Mortgage Relationship Fund	0.8
UBS U.S. Treasury Inflation Protected Securities Relationship Fund	0.8
Closed End Funds	Custody Fees in BPS Without Minimum Fees Applied
Fort Dearborn Income Securities, Inc.	1.2
Global High Income Fund, Inc.	16.0
Strategic Global Income, Inc.	4.0
SMA Funds	Custody Fees in BPS Without Minimum Fees Applied
SMA Relationship Trust Series A	1.4
SMA Relationship Trust Series M	0.8
SMA Relationship Trust Series T	0.5

Appendix IIB: Custody Market Group Tiered Pricing

TIERED FEE SCHEDULE – Bundled Basis Point Fee for Global Custody Safekeeping and Transactions Fees by Market Grouping (see Appendix IIC for Market Groupings) *

United States

	From	To	Fees (bps)
	$0	$10,000,000,000	0.75
	$10,000,000,000	$20,000,000,000	0.50
	>$20,000,000,000		0.30

Global 1 (Developing)

	From	To	Fees (bps)
	$0	$2,000,000,000	4.00
	$2,000,000,000	$5,000,000,000	3.50
	>$5,000,000,000		3.00

Global 2 (Developing)

	From	To	Fees (bps)
	$0	$750,000,000	20.75
	$750,000,000	$2,000,000,000	18.75
	>$2,000,000,000		17.00

Global 3 (Emerging)

	From	To	Fees (bps)
	$0	$250,000,000	35.00
	$250,000,000	$1,250,000,000	32.50
	>$1,250,000,000		30.00

Pure Fund of Funds	Per Fund Flat fee		$5000

* -	For the purposes of determining the dollar levels at which a tier applies, the aggregate Net Asset Values of all UBS accounts covered by this fee schedule will be used.

Appendix IIC (continued) – Market Groupings

Market	Market Grouping
Australia	Global 1 (Developed)
Austria	Global 1 (Developed)
Belgium	Global 1 (Developed)
Canada	Global 1 (Developed)
Denmark	Global 1 (Developed)
Euroclear	Global 1 (Developed)
Finland	Global 1 (Developed)
France	Global 1 (Developed)
Germany	Global 1 (Developed)
Hong Kong	Global 1 (Developed)
Ireland	Global 1 (Developed)
Italy	Global 1 (Developed)
Japan	Global 1 (Developed)
Luxembourg	Global 1 (Developed)
Malaysia	Global 1 (Developed)
Netherlands	Global 1 (Developed)
New Zealand	Global 1 (Developed)
Norway	Global 1 (Developed)
Portugal	Global 1 (Developed)
Singapore	Global 1 (Developed)
Spain	Global 1 (Developed)
Sweden	Global 1 (Developed)
Switzerland	Global 1 (Developed)
United Kingdom	Global 1 (Developed)

Argentina	Global 2 (Developing)
Bermuda	Global 2 (Developing)
Brazil	Global 2 (Developing)
China	Global 2 (Developing)
Czech Republic	Global 2 (Developing)
Greece	Global 2 (Developing)
Hungary	Global 2 (Developing)
India	Global 2 (Developing)
Indonesia	Global 2 (Developing)
South Korea	Global 2 (Developing)
Mexico	Global 2 (Developing)
Philippines	Global 2 (Developing)
Poland	Global 2 (Developing)
Russia	Global 2 (Developing)
South Africa	Global 2 (Developing)
Taiwan	Global 2 (Developing)
Thailand	Global 2 (Developing)
Turkey	Global 2 (Developing)

Appendix IIC (continued) – Market Groupings

Bahrain	Global 3 (Emerging)
Bangladesh	Global 3 (Emerging)
Chile	Global 3 (Emerging)
Croatia	Global 3 (Emerging)
Colombia	Global 3 (Emerging)
Cyprus	Global 3 (Emerging)
Ecuador	Global 3 (Emerging)
Egypt	Global 3 (Emerging)
Iceland	Global 3 (Emerging)
Israel	Global 3 (Emerging)
Jamaica	Global 3 (Emerging)
Jordan	Global 3 (Emerging)
Lebanon	Global 3 (Emerging)
Malta	Global 3 (Emerging)
Mauritius	Global 3 (Emerging)
Nepal	Global 3 (Emerging)
Pakistan	Global 3 (Emerging)
Peru	Global 3 (Emerging)
Slovakia	Global 3 (Emerging)
Sri Lanka	Global 3 (Emerging)
Tunisia	Global 3 (Emerging)
Ukraine	Global 3 (Emerging)
United Arab Emirates	Global 3 (Emerging)
Venezuela	Global 3 (Emerging)
Vietnam	Global 3 (Emerging)

United States	United States

Appendix III: Global Proxy Voting Market Tiers

Tier A			Tier B	Tier C
Australia	Jamaica	South Africa	Austria	Argentina
Bahrain	Japan	South Korea	Belgium	Brazil
Bangladesh	Jordan	Spain	Croatia	Cyprus
Bermuda	Malaysia	Sri Lanka	Czech Republic	Denmark
Canada	Malta	Taiwan	Ecuador	Egypt
Chile	Mauritius	Thailand	Euroclear	Finland
China (+OOP)	Mexico	Tunisia	France	Iceland
Colombia	New Zealand	United Kingdom	Germany	Norway (+OOP)
Hong Kong	Pakistan	United States *	Greece	Peru
India (+OOP)	Philippines	Venezuela	Hungary	Poland
Indonesia	Russia (+OOP)	Vietnam	Italy	Sweden
Ireland	Singapore		Lebanon	Switzerland
Israel	Slovakia		Netherlands	Turkey
			Portugal	All Other

* - no charge if manager instructs ADP directly